PRELIMINARY OFFERING CIRCULAR:  An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 9, 2022, SUBJECT TO COMPLETION

CASTLE PLACEMENT GROUP, LLC

1460 BROADWAY

NEW YORK, NEW YORK 10036

(212) 418-1180

Best Efforts Offering of

15,000,000 CLASS A COMMON UNITS

Per Unit Purchase Price:  $5

Minimum Investment Amount:  $250 (50 Units)

This Offering Circular relates to the offer and sale of up to an aggregate of 15,000,000 Class A Common Units of Castle Placement Group, LLC (the “Company” or “Castle”), at a price of $5 per Unit, in a self-underwritten, best-efforts offering for gross proceeds of Seventy-Five Million Dollars ($75,000,000). Funds placed in escrow will be released to the Company and used when, as and if received and all escrow release criteria have been met. See “Process of Subscribing”. Each subscriber to purchase our Units must purchase a minimum of 50 Units for a total minimum investment of $250. Sales of our Class A Common Units pursuant to offering will commence as soon as the Regulation A+ Offering Statement of which this Offering Circular is a part, is qualified by the U.S. Securities and Exchange Commission (the “SEC”), and will continue until the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by Castle Placement Group, LLC in its sole discretion. See “Summary of Offering”, “Description of Securities We Are Offering”, and “Plan of Distribution”, in this Offering Circular. We are using the Form 1-A disclosure format in this Offering Circular.

The Company is a Delaware limited liability company.  The Company is governed by Managers.  The Company is seeking to raise up to Seventy-Five Million Dollars ($75,000,000) from the sale of Class A Common Units (the “maximum offering dollar amount”), which represents the Units available to be offered as of the date hereof out of the rolling 12- month maximum offering amount. All investors will be required to purchase securities pursuant to subscription agreements which appear as Exhibits to the Offering Statement of which this Offering Circular forms a part, and which are irrevocable.

These contain exclusive forum and jury waiver provisions which are similarly irrevocable; see “Risk Factors,” “Securities Being Offered – Class A Common Units– Forum Selection Provision,” “Securities Being Offered – Preferred Stock – Forum Selection Provision,” and “Plan of Distribution and Selling Holders – Jury Trial Waiver.” Investors in Class A Common Units in this offering will be required to grant a proxy to vote their Units to the company’s Chief Executive Officer; see “Risk Factors” and “Securities Being Offered – Class A Common Units – The Proxy.” This means voting control of the company will remain in the hands of the company’s Chief Executive Officer and its Chairman. See “Security Ownership of Management.”

The company has engaged Wilmington Trust as the escrow agent (the “Escrow Agent” or “Wilmington”) to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the escrow agent and issue the Units to investors. This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “SEC”), the company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering is being conducted on a best-efforts basis with a minimum target of twenty-five thousand dollars ($25,000). We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to us, and after we have raised $25,000, we will have access to these funds even if they do not cover the expenses of this Offering. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

This Offering is available to both accredited and non-accredited investors. Generally, if you are a non-accredited investor, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

	Price to the Public	Underwriting discounts and commissions[1]	Proceeds to Issuer[2]	Costs and Expenses

Per Unit Offered	$5	None	$4.25	$0.75

TOTAL OFFERING	$75,000,000[3]	None	$63,000,000	$12,000,000

(1)The Company does not intend to use commissioned sales agents or underwriters. Please refer to the section entitled “Plan of Distribution” of this Offering Circular for additional information.

(2)We expect to incur expenses in connection with the sale of our Units estimated at 15% of the amount raised.

(3)In the event that the Class A Common Unit holders sell all of their available Class A Common Units (1,800,000) and the Company sells all of the remaining Units (13,200,000), the Company will receive approximately $66,000,000 in gross proceeds and $55,440,000 in net proceeds; and the selling Class A Common Unitholders will receive approximately $9,000,000 in gross proceeds and $7,560,000 in net proceeds.

Investment in our Units involves a high degree of risk.  Before buying any Units, you should carefully read the discussion of material risks of investing in the Units in the “Risk Factors” section of this Offering Circular.  This Offering Circular supersedes any prior offering memorandum with respect to the offered Units.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Legends or information required by the laws of the states in which we intend to offer our Class A Common Units are set forth following the Table of Contents.

The date of this Offering Circular is September 9, 2022

IMPORTANT INFORMATION REGARDING THIS OFFERING CIRCULAR

This Offering Circular has been prepared solely for the benefit of authorized persons interested in the offering. This memorandum does not constitute an offer or solicitation to any person except those particular persons who satisfy the suitability standards described herein.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

There is currently no public market for the offered Units. Units purchased and sums invested are also subject to substantial restrictions upon withdrawal and transfer, and the Units offered hereby should be purchased only by investors who have no need for liquidity in their investment.

Non-U.S. investors have certain restrictions on resale and hedging under Regulation S of the act. Distributions under this offering might result in a tax liability for the non-U.S. investors. Each prospective investor is urged to consult his, her or its own tax advisor or pension consultant to determine his, her or its tax liability.

No person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this memorandum, and any such information or representations should not be relied upon. Any prospective purchaser of Units who receives any such information or representations should contact the Company immediately to determine the accuracy of such information. Neither the delivery of this memorandum nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company or in the information set forth herein since the date hereof.

Prospective investors should not regard the contents of this memorandum or any other communication from the company as a substitute for careful and independent tax and financial planning. Each prospective investor is encouraged to consult with his, her, or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her, or its own tax situation, prior to subscribing for any Units offered hereby.

The purchase of Units by an individual retirement account (“IRA”), Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered. Income earned by qualified plans as a result of an investment in the company may be subject to federal income taxes, even though such plans are otherwise tax exempt.

The Units are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation of the offering without notice. The Company reserves the right to reject any investment in whole or in part.

The Company will make available to any prospective investor and his, her, or its advisors the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, the Company or any other relevant matters, and to obtain any additional information to the extent the Company possesses such information.

The information contained in this memorandum has been supplied by the Company and its management. This memorandum contains summaries of documents not contained in this memorandum, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this memorandum, but not included as an exhibit, will be made available to qualified prospective investors upon request.

Use of Pronouns and Other Words

The pronouns “we”, “us”, “our” and the equivalent used in this Offering Circular mean Castle Placement Group, LLC. In the footnotes to our financial statements, the “Company” means Castle Placement Group, LLC. The pronoun “you” means the reader of this Offering Circular.

Summaries of Referenced Documents

This Offering Circular contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our Regulation A Offering Statement of which this Offering Circular is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this Offering Circular to any of our agreements and other documents, you should refer to the exhibits filed with our Regulation A Offering Statement of which this Offering Circular is a part for copies of the actual agreement or other document.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Securities will be sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that investments offered hereby are offered and sold only to “qualified purchasers” or at a time when our Securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To qualify as an “Accredited Investor” an investor must meet one of the following conditions:

1.Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

2.Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

3.Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a  State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of  Five Million Dollars ($5,000,000.00) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

4.Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

5.Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

6.Any director or executive officer, or knowledgeable employee of a fund, as the issuer of the securities being sold, or any director, executive officer, or knowledgeable employee, or fund of a fund of the issuer;

7.Any trust with total assets in excess of Five Million Dollars ($5,000,000) not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; and/or limited liability companies with $5 million in assets, SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs).

8.Any individual holding and maintaining in good standing with: a specific, verifiable professional certification, designation, or credential as designated by the SEC via Commission Order or, any one of the following securities licenses: Series 7, Series 82, Series 65.

9.Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered.

10.“Family Offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act.

11.Any entity in which all the equity owners are accredited investors as defined above.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains forward–looking statements that involve risks and uncertainties. We use forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide information different from that contained in this Offering Circular. We will sell our Units of Class A Common Units only in jurisdictions where such sale and distribution is permitted. The information contained in this Offering Circular is accurate only as of the date of this Offering Circular regardless of the time of delivery of this Offering Circular or the distribution of our Units of Class A Common Units.

SUMMARY OF OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Certificate of Formation and the Operating Agreement of the Company (collectively, the “Governing Documents”), and the Subscription Agreement, should be read in their entirety before any investment decision is made. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Governing Documents. If there is a conflict between the terms contained in this Offering Circular and the Governing Documents, then the Governing Documents shall prevail.

The Company	Castle Placement Group, LLC (the “Company”) is a Delaware limited liability company with a principal address located at 1460 Broadway Avenue, New York, New York, 10036.
Offering Size	The Company is seeking to raise a maximum aggregate amount of $75,000,000. However, the Management, in Management's discretion may reduce the maximum aggregate amount.
Securities offered by Castle Placement Group, LLC

Up to 15,000,000 Units of Class A Common Units (the “Units” or the “Securities”).  However, if the selling Unitholders elect to sell all of their Class A Common Units, then the Company will offer up to 13,200,000 Units.

Offering Price per Unit	$5 per Unit.
Minimum Offering and Investment

The Minimum Offering is twenty-five thousand dollars ($25,000). Investors shall have the opportunity to purchase Units of Class A Common Units of the Company in the minimum amount of 50 Units for a total investment amount of Two Hundred Fifty Dollars ($250), however; Management may, in Management’s discretion, accept a lesser amount.

Number of Units outstanding before the Offering	As of the date hereof, the Company has issued 9,000,000 Class A Preferred Units and 6,000,000 Class A Common Units.
Market for these Securities	There is presently no public market for these Securities.
Company’s Existing Business

The Company was founded in 2009 to disrupt investment banking by revolutionizing the capital raising process. Since inception, the Company has raised over one billion dollars for its clients. Through its wholly owned subsidiary, Castle Placement, LLC, the Company raises equity and debt for private companies utilizing our robust, data-driven technology platform and experienced investment banking team. We have access to over 600,000 accredited investors and 64,500 institutional, private equity, venture capital and strategic investors, family offices, pension funds, foundations, endowments, sovereign wealth funds, hedge funds and lenders. Castle Placement, LLC has 30 experienced investment bankers (independent contractors) with significant personal relationships and provides full investment banking services to our clients. The Company is currently raising capital for over 50 companies with capital raises between a few million dollars to several hundreds of millions.

Use of Proceeds/ Investment Objective

The Company’s objective is to use its scalable, financial technology integrated with full service investment banking to grow into a top tier investment bank focused on raising capital for private companies.

Management

The Company is managed by its Managing Partners Ken Margolis and Richard Luftig (collectively, “Management” or the “Managers”). The Managers are well known and experienced investment bankers from bulge bracket investment banks, and each has over 30 years of experience.

Term of the Company

The Company is an open-ended “evergreen” Company with no set end date. The Management expects to conduct its business until the Management believes market conditions do not justify doing so. Management intends generally to utilize the capital of the Company to finance the initial expenses required to form, fund and operate its business; to develop additional servicer relationships and locations, in the United States and Canada, to conduct operations; and to provide investment returns as discussed in this Offering Circular; however, Management expects to manage the Company’s investments and capital structure in such a manner as to attempt to provide a reasonable level of capability for the Company to accommodate redemption requests given the relatively illiquid nature of private investments in general.

If the Management deems it appropriate based on evolving market conditions and dynamics, the Management shall cease its funding of operations and shall distribute any return of capital from the disposition of Company Assets in accordance with the Liquidation Waterfall until all Company Assets have been liquidated in accordance with the Governing Documents and applicable law.

Investor Suitability

This offering is limited to certain individuals, Keogh plans, IRAs and other qualified Investors who meet certain minimum standards related to income and/or net worth. Each purchaser must execute a Subscription Agreement and Investor Questionnaire making certain representations and warranties to the Company, including such purchaser’s qualifications as a “Qualified Purchaser.” (See “State Law Exemption and Purchase Restrictions” herein).

Financial Reporting

The Company expects to use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company will produce a minimum of quarterly financial reports to investors.

Books and Records

Unitholders or their authorized representatives shall, at all reasonable times and for any purpose reasonably related to the business and affairs of the Company and their interest therein, have access to the Company’s books and records.

Company Administration

The Company intends initially to manage administration in house, but may retain the services of an outside third-party administrator, located in and conducting business under the laws of the United States of America and/or one or more of the States’ authorities, to provide administration and investor relations functions. The cost thereof shall be a Company Expense and shall be at usual and customary market rates.

Termination of the Offering

This Offering will close upon the earlier of (1) the sale of the maximum number of Units offered hereby, (2) one year from the date of this Offering being qualified by the SEC, or (3) a date prior to one year from the date this Offering begins that is so determined by the Managers.

Use of Leverage/Credit Facilities

The Company, in the Manager’s discretion, may choose to borrow money from time to time from one or more lenders including Management (“Credit Facilities” or “Facilities”) and may pledge one or more Company Assets as collateral for any such borrowing.

Any Facility shall be nonrecourse to the Unitholders. The Management and the Company may agree to provide Guarantees for a given Facility but are not required to do so. Any Facility will likely have covenants that affect the Company and the Management.

Company Expenses

Company Expenses shall include, but not necessarily be limited to the following: Company organizational costs, legal and accounting related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filing, licensing or other governmental fees, other third party audits, insurance costs (including without limitation GL, D&O, E&O and Fidelity), Company administration costs, fees associated with any Credit Facilities, business development, employment, commissions to independent contractor investment bankers, technology, data, marketing, and any other expenses associated with operation of the Company. Expenses may include expenses for services provided by affiliates of the Management and/or Officers and costs and expenses may be apportioned and/or reimbursed to or from such affiliates.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

•current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company we:

•will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•will not be required to obtain a non-binding advisory vote from our Unitholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Class A Common Units held by non-affiliates, or issue more than $1 billion in principal amount of non- convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us since we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

Risk Factors Related to the Company and its Business

•The Company is in a very competitive industry;

•We face significant market competition;

•New entrants, platforms, and technologies in the industry could have a detrimental impact on the Company;

•Any valuation of the Company is difficult to assess;

•We operate in a regulatory environment that is evolving and uncertain;

•As a regulated entity, we may be subject to subject to fines, business suspension or license revocation;

•We may be subject to litigation involving investors and/or issuers;

•We may be liable for misstatements made by issuers;

•We depend on key personnel and face challenges recruiting needed personnel;

•The Company and its providers are vulnerable to hackers and cyber-attacks;

•Our compliance is focused on US laws and we have not analyzed foreign laws regarding the participation of non-US residents;

•We operate in a highly regulated industry;

•We may be affected by SEC actions;

•There are many requirements to operate effectively as a broker-dealer, and the Company’s business model and pricing structure may need to change significantly;

•Our revenues and profits are subject to significant fluctuations;

•A significant percentage of revenue is paid out as commissions to our investment banking team;

•Our business model is heavily dependent on capital raising success fees and subject to significant non-recurring revenue;

•We are dependent on general economic conditions;

•Natural disasters and other events beyond our control could materially adversely affect us;

•We may not be able to protect all of our intellectual property;

•The Company’s offerings and services are relatively unique and new in an industry that is quickly changing;

•We have an evolving business model;

•We rely on providing one main type of service;

•The Company currently relies on one transfer agent, escrow agent and primary technology service provider; and

•If the Company cannot raise sufficient funds it could negatively impact the execution of our strategies;

Risk Factors Related to the Class A Common Units and the Offering

•Since the Class A Common Units will be extremely illiquid, when the investor sells their Class A Common Units the price may be significantly below the investor’s purchase price;

•There is no current market for our Class A Common Units;

•The Class A Common Units will be volatile;

•The exclusive forum provision in the subscription agreements may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes;

•The amount of time it will take for us to deliver securities to investors under this offering is uncertain;

•A few large Unitholders have voting control of the Company;

•Investors in our Class A Common Units will have to assign their voting rights;

•You will need to keep records of your investment for tax purposes

•Investors in this offering could     have less favorable outcomes as plaintiff(s) in any action under the agreements because they may not be entitled to a jury trial with respect to claims arising under the subscription agreements; and

•Future fundraising may affect the rights of investors.

HOW WE PLAN TO OFFER AND SELL OUR UNITS

We are offering 15,000,000 Units of our Class A Common Units at a price of $5.00 per Unit, in a self-underwritten, best-efforts public offering for gross proceeds of $75,000,000. The current holders of Class A Common Units may sell, collectively, up to 1,800,000 Units, which would limit the Company to an offering of 13,200,000 Units of Class A Common for sale. Each subscriber to purchase our Units must purchase not less than 50 Units for a total minimum investment amount of $250. Our Management and executive officers will offer and sell our Units and will not receive any commission or other compensation related to these activities (other than that the Management who own the Units personally will receive the net proceeds from the sale of their Units). The offering will terminate one year from the date of this Offering Circular, unless earlier terminated as set forth herein. You have no assurance we will be able sell any or all of the Units.

Persons who decide to purchase our Units of Class A Common Units will be required to complete a subscription agreement (attached at the end of this Offering Circular) and submit it, together with funds for the subscription price, as set forth in the “PLAN OF DISTRIBUTION” in this Offering Circular. We reserve the right to reject subscriptions for any reason. In the event we reject any subscription the associated funds will be promptly refunded to the subscriber without interest, offset or deduction.

DESCRIPTION OF OUR BUSINESS

Our Overview and History

Castle Placement Group, LLC, (“Castle”) founded in 2009, through Castle Placement, LLC (its wholly owned subsidiary) has disrupted investment banking by revolutionizing the capital raising process and raised over one billion dollars for our clients. Castle raises equity and debt for private companies utilizing our robust, data-driven technology platform and experienced investment banking team. The Managers are well known and experienced investment bankers from bulge bracket investment banks and each has over 30 years of experience. We have access to over 600,000 accredited investors and 64,500 institutional, private equity, venture capital and strategic investors, family offices, pension funds, foundations, endowments, sovereign wealth funds, hedge funds and lenders. Over 30 experienced Castle investment bankers (independent contractors) with significant personal relationships provide full-service investment banking assistance to our clients. The Company is currently raising capital for over 50 companies with capital raises between a few million dollars to several hundreds of millions.

CPGO, Castle’s cutting-edge web-based app, allows companies and investors to meet each other, and provides transparency throughout the entire process. Companies view all information regarding their deal, view detailed investor information, directly contact investors, and input notes about their investors. Investor views all information regarding their deals, follow-up with company, and input notes about their progress. Investors view all information regarding our transactions, directly contact the company, and input notes about their progress. Separately and on a pay-as-you-go basis, investors (over 64,500 institutional investors) and companies (over 500,000 with revenue between $1 million and $1+ billion) raising capital can each find, purchase and message each other using our proprietary matching technology and detailed contact/company information. The app provides curated, granular investor/lender criteria and portfolio information, one-click automated contact messaging (email, LinkedIn, and CPGO), and simple to use productivity tools (search, matching technology, ranking, note taking, etc.).

This unique full integration of sophisticated data/technology with full-service investment banking has resulted in over $1 billion of capital raised by Castle for our clients. Most importantly, we believe that we achieve the best possible execution for our clients. We connect companies of all sizes seeking to raise capital through our online electronic platform that connects companies (all industries, sizes, stages, geographies, equity and debt) with investors all over the world seeking favorable investment opportunities.

Starting in 2020, Castle supplemented its institutional/accredited investor capital raising activity with crowdfunding (online investment by a large numbers of investors in comparatively small investment amounts).

There are millions of companies around the world. Many are in need of additional capital - and have extreme difficulty obtaining it. The traditional investment banking process was antiquated and inefficient. The Castle platform has substantially improved this process.

The JOBS Act was enacted in 2012 to help solve the funding problems that early-stage and small companies encounter, by giving them access to a completely new source of funds: their friends and families, customers, fans and believers. In turn, those potential investors get the chance to invest in a company, team or idea they believe in, however uncertain eventual success might be.

Castle is FINRA/SIPC licensed and is registered in all 50 states, the District of Columbia and Puerto Rico.

Castle raises capital pursuant to Titles II, III and IV of the JOBS Act.

Title II allows private companies to use general solicitation: advertising securities offerings on the internet, social media, email campaigns, etc. while selling only to accredited investors.

Title III (which added Regulation Crowdfunding funding options for small companies) and Title IV (amended Regulation A under the Securities Act) allows private companies to advertise the sale of securities to both accredited and non- accredited investors.

We currently facilitate capital-raising under three different exemptions from registration under the Securities Act, all made possible by the JOBS Act:

•Title II of the JOBS Act led to Rule 506(c) of Regulation D under the Securities Act, under which companies can broadly solicit potential investors for their offerings, including presenting their offerings on online platforms to sell securities in their company. Investors under this rule are required to be accredited investors, meaning they meet certain income and net worth thresholds.

•Title III of the JOBS Act allows Regulation Crowdfunding, under which companies can raise $5 million per year from non-accredited and accredited investors.

•Title IV of the JOBS Act allows Regulation A, under which companies can raise up to $75 million a year from non-accredited and accredited investors.

Objectives and Strategy

The mission from inception was to disrupt the investment banking industry with enhanced data and technology to connect companies and investors.

BUSINESS AND ANTICIPATED GROWTH

Castle Placement Group, LLC (which has had several prior name changes) was incorporated in the State of Delaware on May 12, 2009.

Castle Placement, LLC, a member of the Financial Industry Regulatory Authority (“FINRA”) licensed in all fifty states, Puerto Rico and Washington DC, has disrupted investment banking and capital raising by connecting private companies with investors using sophisticated, proprietary fintech technology, data analytics, digital advertising, all totally integrated with full-service investment bankers. Castle has successfully raised over a billion dollars of private equity and debt capital for its clients.

Castle operates under Title II of the JOBS Act, which permits offerings to accredited investors using general solicitation under Rule 506(c) of Regulation D, Title III of the JOBS Act, allowing private companies to advertise the sale of their stock to both accredited and non-accredited investors under Regulation CF, and Title IV of the JOBS Act, allowing private companies to advertise the sale of their stock to both accredited and non-accredited investors under Regulation A.

Castle Placement Group, LLC has three wholly owned subsidiaries:

Castle Placement, LLC, a full service FINRA licensed broker dealer formed in 2019;

CPGO, LLC, a capital raising and business development application company formed in 2021; and

New York Asset Management Corp., a dormant asset management company formed in 1991, and purchased by Castle Group, LLC in 2019.

Principal Products and Services

Castle is a data, technology and investment banking platform that connects companies raising capital with investors seeking investment opportunities. We facilitate the following types of offerings that are exempt from registration under the Securities Act:

•Rule 506(c) Offerings: Castle hosts offerings under Rule 506(c) of Regulation D or “Select Public Offerings.” Accredited investors are permitted to invest in these offerings. Under Rule 506(c), companies can use general solicitation to attract investors and there is no limit to the amount of money that can be raised.

•Regulation A Offerings: Castle hosts offerings under Regulation A (either on castleplacement.com or the issuer’s website). Companies can raise up to $75 million per year. Castle offers an array of services, including assisting with developing a marketing strategy, campaign page design, digital marketing (design, purchase, and optimization of advertising across one or more of Facebook, Instagram, LinkedIn, Twitter, and Google Ads), investor email campaigns, due diligence, compliance, and coordinating custodial accounts, escrow agents, transfer agents and other service providers (including legal and audit).

•Regulation Crowdfunding Offerings: Castle hosts offerings under Regulation Crowdfunding on castleplacement.com. Companies can raise up to $5 million per year.  Castle offers an array of services, including assisting with developing a marketing strategy, campaign page design, digital marketing (design, purchase, and optimization of advertising across one or more of Facebook, Instagram, LinkedIn, Twitter, and Google Ads), investor email campaigns, due diligence, compliance, and coordinating custodial accounts, escrow agents, transfer agents and other service providers (including legal and audit).

Additional and New Business Lines and Services under Development

CPGO App: Castle developed the CPGO App in 2016. This web based application allows companies and investors to meet each other, and provides transparency throughout the entire process. Companies view all information regarding their deal, view detailed investor information, directly contact investors, and input notes about their investors. Investor views all information regarding their deals, follow-up with company, and input notes about their progress. Investors view all information regarding our transactions, directly contact the company, and input notes about their progress. Separately and on a pay-as-you-go basis, investors (over 64,500 institutional investors) and companies (Over 500,000 with revenue between $1 million to $1+ billion) raising capital can each find, purchase and message each other using our proprietary matching technology and detailed contact/company information.

TBD Name: Using the Company’s CPGO App technology, granular data and our proprietary matching technology, we expect to build out a stand-alone, web and mobile based business network application that instantly matches and connects accredited investors and business owners/C-Suite executives.

TBD Name: We are in discussions regarding the development of an investment platform to be managed by wholly owned subsidiary, New York Asset Management Corp., that will invest in exciting early-stage companies that are strong candidates to raise capital using equity crowdfunding.

CPGO Competition: Capital raising competitions sponsored by Castle and partners. Finalists pitch on a live event to a panel of prestigious judges from PE, VC, and corporations, including a spirited Q&A session. At the end of the event the judges select the winner.

CPGO Network: Castle is considering the development of a media channel featuring companies raising capital, audience members making investments, and prestigious guest judges from PE, VC, and corporations, with audience members analyzing and questioning the companies.

CPGO I-Bank: Third party investment banks have used Castle’s data and technology to find targeted investors for their transactions, and use the CPGO App to manage their entire capital raising and investor administration process.

CPGO ATS: Castle is in the process of applying for a license to operate an Alternative Trading System to facilitate the buying and selling of secondary private equity and debt securities.

All of these business lines and services are in the early or development phase, and there is no assurance that these products and services will be further developed or successful.

Support Services

Castle utilizes third party companies to help accomplish non-core tasks so that we can focus on our core competencies.

We rely on the following companies for outsourced services:

•Wilmington Trust: Escrow services

•Colonial Stock Transfer: Transfer agent

•Microsoft: Data storage, data archiving, email and applications

•Rubio CPA, PC: Audit and tax services

•Clarion: Database services

Business and Market

We specialize in a variety of different types of securities offerings and placements.

Rule 506(c) Offerings

According to the SEC, the private placement market, and specifically the Regulation D market (mainly comprising Rule 506(b), Rule 504, and   Rule 506(c) offerings), was approximately $1.87 trillion market for the period from July 1, 2018 to June 30, 2019. Of the Rule 506(b) and Rule 506(c) market, approximately 11% of those offerings ($210 billion) were under Rule 506(c) of Regulation D and approximately 14% of those offerings ($270 billion) were under Rule 504. The vast majority of the sales were through Rule 506(b), which does not allow for general solicitation and allows for some non-accredited investors as well as less stringent requirements for verifying accredited status. Based on this information, we believe there is large potential market for online sales under Rule 506(c). Rule 506(c) offerings are an inexpensive way to raise capital from accredited investors with a low cost of entry. Further, recent discussions by regulators regarding expanding the definition of an “accredited investors” may widen the pool of potential investors. We estimate it can cost under $10,000 to prepare an offering under Rule 506(c). There is no limitation on the amount raised, which makes this rule attractive to companies who just completed a Regulation Crowdfunding offering or are planning a Regulation A campaign in the near future. This exemption can be used together with Regulation A and Regulation Crowdfunding. For Regulation Crowdfunding offerings, this exemption provides companies an opportunity to extend an offering beyond Regulation Crowdfunding once the maximum $5 million has been reached. For Regulation A offerings, this exemption can be used as a fundraising option prior to the launch of the offering, because of the time it takes to get a Regulation A offering qualified. Currently, this represents only a small part of our overall business.

Regulation A Offerings

Amended Regulation A, popularly known as “Regulation A+,” became effective June 19, 2015.We have commenced our Reg A+ offering activities and expect to continue to increase the number of companies who list their offerings on our platform. However, we are likely to encounter competition from other platforms and from companies who seek to raise funds online without using a platform.

Regulation Crowdfunding

Since its launch on May 16, 2016, thousands of companies have raised capital utilizing Reg CF. We believe Reg CF will continue to grow year over year as more startup companies become aware of this funding method and view Regulation Crowdfunding as a viable fundraising option. We have seen the demand increase significantly in 2022. Regulation Crowdfunding makes it relatively inexpensive to make an offering of securities: legal, compliance and accounting costs can be less than $30,000, and offering costs can be even cheaper for companies who prepare the documentation internally. With a current maximum raise of $5 million per year, we believe that this funding method is attractive for many early-stage companies. We are working to increase awareness of the benefits of Regulation Crowdfunding through a lead generation program that includes advertising on social media, email marketing and other marketing support. We mainly focus on early-stage companies and start-ups; however, our outreach also includes more mature companies.

Competition

With respect to offerings under Rule 506(c) (offerings made under Regulation D, which includes non-solicited offerings), we compete with platforms such as global and regional investment banks, and online platforms.

With respect to offerings made under Regulation Crowdfunding, we compete with other intermediaries, including brokers and funding portals such as SeedInvest, WeFunder, Republic, and StartEngine.

With respect to offerings under Regulation A, we compete with other platforms, hosting services and broker-dealers. Some of our competitors include: CrowdEngine, SeedInvest, Dalmore and StartEngine.

Strategy

Our Mission: help great companies grow by matching them with targeted investors around the world.

Our Strategy: We provide technology that allows institutional investors, accredited investors, and the general public to invest in established and early-stage companies.

Our Advantages

We believe that Castle is a leading platform in the private equity and debt capital raising space.

As one of the first investment banks to integrate data, technology and full-service investment banking, we have innovated to establish industry-wide best practices and improve the quality of private equity and debt capital raising, in full compliance with securities laws and regulations.  We believe our backend data, technology and operating systems are highly efficient. Each function operates through documented procedures to ensure consistent, quality results. Knowing what it takes to successfully grow a company, we try to keep operating expenses to a minimum. We also have built a large team of quality investment bankers (most of whom are independent contractors), and fully integrated their activities with our robust data/technology platform.

Our mission is to connect great private companies with great investors, using data, analytics, technology, and experienced investment bankers.

Castle is an investment banking firm/broker dealer that raises equity and debt for private companies and funds. We have built a robust, data-driven, scalable technology platform, and thereby disrupted the capital raising space. We have developed sophisticated tools including data/analytics tools to accurately match investors with prospective transactions. Our CPGO app provides complete transparency and efficiency to issuers, investors, and companies. We market our transactions to a broad array of financial and strategic investors and lenders - private equity, venture capital, high net worth, accredited, non-accredited, family offices, pension funds, foundations, endowments, sovereign wealth funds, hedge funds, banks, specialty finance and mezzanine lenders.

Our data and technology platform fully integrates with our experienced investment bankers and their significant personal relationships with institutional and individual investors around the world. As such, Castle provides sophisticated technology and bulge bracket services/capabilities with a personalized touch, which has resulted in a favorable track record in raising capital for our clients. We are a global platform, able to raise capital for companies of all industries, sizes, stages, and geographies.

Castle’s disruptive capital raising technology platform utilizes proprietary technology that integrates extensive relationships and deal flow process into one robust, data-driven, scalable, end-to-end platform that tracks numerous capital raises seamlessly. The platform incorporates multiple dimensions - companies, company information, company contacts, investors, investor information, investor contacts, deals, deal information, investment bankers, notes, information requests, NDAs, VDRs, marketing materials, etc. Sophisticated technology helps to match investors with prospective transactions accurately.

In addition, the Castle platform helps to create initial/follow-up email campaigns and track responses and provides comprehensive reporting for clients and management - extensive dashboards that measure all activities and fosters accountability. The system is simple to use, efficient, and fast, driven by granular investor criteria data. By facilitating an intensive focus on target-list investors, the platform promotes frequent, logical follow-up, including emails, LinkedIn connections/messaging and phone calls from within the platform. Through the CPGO web-based application, detailed information regarding the issuer, investors, and the status of the capital raise is available via the web in real-time, 24/7.

Castle becomes the capital raising team for our clients throughout the entire capital raising process. Our investment bankers are involved throughout the entire process, from initial strategic and financial review, to successful close. The transaction process is carefully orchestrated to create and maintain a competitive environment, minimize demands on management, assist in negotiating with the investor(s), and ultimately secure capital that best fits our clients’ needs and objectives. Equally important, we provide our clients with objective advice and guidance every step of the way.

Research and Development

Castle invests extensively in research and development, product development, and maintenance, constantly improving the platform’s data, technology and user interface.

Employees

As of September 1, 2022, we had a staff of 40 including 30 investment bankers/ 6 analysts (primarily independent contractors), and 4 full-time employees. We also work with a several contractors for technology and marketing.

Litigation

We are not involved in any current litigation.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR UNITS

The net proceeds to the Company from the sale of the Units will be equal to the aggregate purchase price of the Units we sell less our offering expenses. If we sell the maximum offering amount, which is $75,000,000 (and the current Class A Common Unitholders do not sell any of their Class A Common Units). The net proceeds will be approximately $63,000,000, after deducting estimated expenses for the preparation, filing, printing, legal, accounting, marketing and other fees and expenses related to the offering of approximately $12,000,000.

In the event that the Class A Common Unit holders sell all of their available Class A Common Units (1,800,000) and the Company sells all of the remaining Units (13,200,000), the Company will receive approximately $66,000,000 in gross proceeds and $55,440,000 in net proceeds; and the selling Class A Common Unitholders will receive approximately $9,000,000 in gross proceeds and $7,560,000 in net proceeds.

The Company intends to use the net proceeds from this offering to: build-out its data and technology capabilities, increase marketing to build brand awareness and increase the origination pipeline, bring on more investment bankers, and add additional staff to support the aforementioned activities.

The Company may use a portion of the net proceeds to repurchase equity interests of the Officers in the Company.

The purposes to which we intend to apply the proceeds are set forth in the following table. The columns in the table indicate the level of proceeds applied to the individual line items in the table based on the percentage of the total offering that we sell.

Use of Proceeds: (1)	10%	50%	100%
Capital Raised	$7,500,000	$37,500,000	$75,000,000(2)
Less: Offering Costs	$1,200,000	$6,000,000	$12,000,000
Net Offering Proceeds	$6,300,000	$31,500,000	$63,000,000

Specific Uses:	10%	50%	100%
Data/Technology	$1,400,000	$5,000,000	$9,000,000
Marketing	$1,100,000	$5,000,000	$18,500,000
Business Development	$500,000	$4,000,000	$4,000,000
Additional Senior Personnel	$1,300,000	$8,750,000	$13,000,000
Additional Support Personnel	$700,000	$5,000,000	$10,500,000
Working Capital	$1,300,000	$3,800,000	$8,000,000
TOTAL	$6,300,000	$31,500,000	$63,000,000

(1)The Management of the Company reserves the right to reallocate the use of net proceeds, if, in its judgment, such reallocation will best serve the Company’s needs in meeting changes, challenges, developments, and unforeseen delays and/or difficulties. Pending use, the net proceeds will be held in a federally insured banking association, money market account, treasury bills, and similar short term, liquid investments with substantial safety of principal.

(2)Assumes that the current Class A Common Unitholders do not sell any of their Units.  They may sell up to 1,800,000 Units in this Offering.

Salaries and commissions to Castle Placement investment bankers is expected to be our largest expenditure. We have totally integrated our robust data/technology platform with our full-service investment banking services. Accordingly, most transactions are facilitated by one or more Castle Placement investment bankers, who receive commissions in connection with transactions based on their contribution thereto. We intend to add new investment bankers to foster and support the growth of the Castle Placement platform.

Technology is our second largest expected expenditure. This mostly includes software development, website updating, user experience, user interface, app development, transaction processing, new product development, and quality assurance. Technology spend will be deployed to improve our existing services as well as develop new services.

Marketing is our third largest expected expenditure. We conduct lead-generation activities, including email campaigns and digital advertising, to attempt to reach companies who are strong candidates to raise capital. If they indicate interest, a Castle Placement investment banker follows up to explore the company and opportunity and discuss Castle Placement’s platform, services, technology, track record, CPGO, investment bankers, etc. We advertise for Castle and our clients, towards identifying prospective investors, utilizing various types of media, currently emphasizing social media platforms such as LinkedIn, Google and Facebook.

Castle is likely to, and reserves the right to, change the above use of proceeds if Management believes it is in the company’ best interest.

The investment banking industry and the capital markets are constantly evolving. Therefore, the allocation of the net proceeds of the offering set forth above represents Castle Placement’s estimates based upon its current plans, assumptions it has made regarding the industry and general economic conditions, its future revenues (if any), its expenditures, the results of its current activities, and its strategic goals.

Expenditures may vary substantially from the above estimates, and Investors should be aware of this possibility and understand the risks and consequences that could result. Investors will be relying on the judgment of Castle management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of the actual expenditures will depend upon numerous factors, including without limitation the performance of the company, market conditions, cash generated by the company’s operations (if any), business developments, the company’s growth, and the state of the investment banking industry and the capital markets. The company may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Castle Placement does not have any committed sources of financing. In the event that the company does not raise the entire amount it is seeking, then the company may attempt to raise additional equity and/or debt.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our Non-Voting Common is qualified in its entirety by reference to our Certificate of Formation, our Operating Agreement, and Delaware limited liability company law. As a limited liability company, there is no legal limit as to the number of Common Units we may issue. At the date of this Offering Circular, we have six million (6,000,000) Class A Common Units issued and outstanding, and nine million (9,000,000) Class A Preferred Units issued and outstanding.

The Class A Non-Voting Common Units (“Class A Common Units”) have the following features:

•have equal rights with all holders of issued and outstanding Class A Common Units and Class A Preferred Units to receive distributions from funds legally available therefore, if any, when, as and if declared from time to time by the Management;

•are entitled to share equally with all holders of issued and outstanding Class A Common Units and Class A Preferred Units in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•do not have preemptive, subscription or conversion rights; and

•do not have cumulative or any other voting rights.

Our transfer agent is Colonial Transfer Company, Inc., whose address is 7840 S, 700 E, Salt Lake City, UT 84070, phone number is 801-355-5740, and web address is www.colonialstock.com.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of shares of Class A Common Units sold in this Offering will exceed the pro forma net tangible book value per share of Class A Common Units after the Offering.

Immediate dilution

There are at least two ways to think about dilution: immediate and future dilution. Early-stage companies typically sell their Units (or grant options exercisable for their Units) to their founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors (like you in this offering for Castle Placement Group, LLC Class A Common Units) the new investors typically pay a much larger sum for their Units than the founders or earlier investors, which means that the cash value of your stake is diluted because all the Units are worth the same amount, and you paid more than earlier investors for your Units. The following table demonstrates the price that new investors are paying for their Units and the immediate dilution under various total investment scenarios. The dilution is based on the company’s net asset value at December 31, 2021. We believe this method gives investors a better picture of what they will pay for their investment compared to previous investors and Company insiders than simply listing such transactions for the last 12 months.

Future dilution

Future dilution provides a different perspective which could affect you: the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional Units. In other words, when Castle Placement Group issues more Units, the percentage of the company that you own will go down, even though the value of Castle Placement Group may go up. You will own a smaller piece of that company. This increase in the number of Units outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred Units or warrants) into stock. If Castle Placement Group decides to issue more Units, an investor could experience value dilution, with each Unit being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Unit (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company). The type of dilution that hurts early-stage investors most occurs when the company sells more Units in a “down round,” meaning at a lower valuation than in earlier offerings. The following example (numbers are for illustrative purposes only) demonstrates how future dilution might occur:

In April 2022 Maria invests $20,000 for Units that represent 2% of a company valued at $1 million.

In October the company is doing very well and sells $5 million in Units to venture capitalists on a valuation (before the new investment) of $10 million. Maria now owns only 1.3% of the company but her stake is worth $200,000.

In April 2023 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Maria now owns only 0.89% of the company and her stake is worth only $26,660.

Future dilution might also occur upon conversion of convertible notes into Units. The terms of typical convertible notes issued by early- stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors (i.e., they get more Units than the new investors would for the same price). Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a Unit price ceiling. Either way, the holders of the convertible notes get more Units for their money than new investors. In a “down round” financing, holders of convertible notes will dilute existing equity holders, even more than the new investors do, because they get more Units for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes. If you are making an investment expecting to own a certain percentage of the company or expecting each Unit to hold a certain amount of value, it is important to realize how the value of those Units can decrease by actions taken by the company. Dilution can make drastic changes to the value of each Unit, ownership percentage, earnings per Unit, and voting control.

The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Units, other Units or stock, or securities or debt convertible into shares of stock. Such future fundraising will further dilute the percentage ownership of the shares sold by the Company.

If you invest in our Common Units, your interest will be diluted immediately to the extent of the difference between the offering price of our Common Units and the pro forma net tangible book value per share of our Common Units after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $1,480,035. Based on the number of shares issued and outstanding as of the date of this Offering Circular, which equates to a net tangible book value of approximately $0.098 per Unit on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be approximately $2.149 per Unit.

Thus, if the Offering is fully subscribed, the net tangible book value per Unit owned by our current Unitholders will have immediately increased by approximately $2.051 without any additional investment on their part and the net tangible book value per Unit for new investors in the Units will be immediately diluted to $2.149 per Unit.

DILUTION TABLE

Assets Post Raise (Raise + Net Book Value)	$76,480,035
Offering Expenses	$12,000,000
Net Tangible Assets	$64,480,035
New Units	15,000,000
Total Units	30,000,000
Previous Book Value per Unit before Offering	$0.098
Book Value per Unit after Offering	$2.149
Increase to Prior Unitholders	$2.051
Price per Unit Paid by Investors	$5.00
Change in Value to Investor per Unit	$<2.851>
Percentage Dilution	57.02%
Percentage of Outstanding Units	50.00%

PLAN OF DISTRIBUTION AND SELLING UNITHOLDERS

Plan of Distribution

Castle Placement is seeking to raise up to $75,000,000 in total. The company will raise the money through the sale of up to 15,000,000 Non-Voting Class A Common Units (That number will be adjusted by any Class A Common Units sold by the current Class A Common Unitholders, up to 1,800,000 Units). The maximum offering amount is $75,000,000 which represents the value of securities available to be offered as of the date of this Offering Circular. Under Regulation A, the company may only offer seventy-five million dollars ($75,000,000) in securities during a rolling 12- month period. From time to time, we may seek to qualify additional shares.

The Company is offering a maximum of 15,000,000 Non-Voting Class A Common Units on a “best efforts” basis at five dollars ($5) per Unit.

The minimum investment is $250 (50 Units).

Castle is not selling the Units through commissioned sales agents or underwriters. The company will use its existing website, www.castleplacement.com, to provide information with respect to the Offering.

Castle is offering its securities in all states except Florida.

The company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on its castleplacement.com website.

Process of Subscribing

Investors in Class A Common Units may only complete the subscription agreement on our website.

The subscription agreement must be delivered to us and funds for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. Investors will specify whether they will purchase Units via credit card, wire transfer, ACH transfer, or check.

The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities laws, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Wilmington Trust is our registered trust company. They offer escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay Wilmington Trust a fee of three thousand dollars ($3,000) plus costs as requested and agreed to by us in advance, for Escrow services for one year after approval of this Offering (See Escrow Agreement, Part III, Exhibit 8).

Our registered transfer agent, Colonial Stock Transfer Company, will maintain stockholder information on a book-entry basis (See Transfer Agent Agreement, Part III, Exhibit 6(b)).

Tender of Funds by Investors

Castle Placement will accept tenders of funds to purchase the Units. The company may close on investments on a “rolling” basis (so not all investors will receive their Units on the same date). The funds tendered by potential investors will be held by Wilmington Trust, the Escrow Agent, and will be transferred to Castle Placement upon each closing. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. The Escrow Agent will not investigate the desirability or advisability of investment in the Units in this offering nor will it approve, endorse or pass upon the merits of purchasing those Units. The Escrow Agent is performing OFAC due diligence on all investors and AML due diligence on investors as required. The Escrow Agent will use a third-party identity verification service to verify customer identification and run AML checks. The process is automated for domestic US, Canadian, and UK investors who are natural persons. If information provided by the investor matches the information on file with the identity verification service, the investor will be cleared for AML. If the information does not match or is not found, the Escrow Agent will request official documentation (e.g., a driver’s license) from the investor to verify that the information provided is accurate. For international investors (excluding Canada and the UK) and non-natural persons, the due diligence will be effected using the LexisNexis system. The investor will need to provide additional information, which may include a copy of a valid passport, copy of a valid government issued ID, proof of residency, trust agreements and operating agreements. The Escrow Agent performs funds origination verification on all investments. If the name on the bank account, wire or check used to invest matches the name of the investor, the funds origination is cleared. If the source of funds does not match the name of the investor, authorization or verification documentation is required. Information and verification that may be required includes: names, tax ID, SSNs, government issued ID numbers, addresses, dates of birth, copies of valid government issued ID (passport/visa/driver’s license), address verifications (mail item within the last 90 days that lists the individual and the address provided) if address is not listed on ID, and copies of business entity documentation showing formation, ownership and control structure (such as Articles of Incorporation/By-laws/Operating Agreement). Documents must show that the contact / associated person listed is an authorized signor for the business entity. In addition to identity verification and source-of-funds validation, the Escrow Agent performs watch list checks on all investors, including various lists created and maintained by the OFAC. If there is a watch list hit, the Escrow Agent employs a conservative, best efforts approach to determine if the hit is a false positive. In the case that a false positive cannot be reasonably ascertained, the Escrow Agent notifies the proper authorities, which can include but are not limited to government agencies such as the Federal Bureau of Investigation.

A closing will occur each time the company determines to accept funds. There are no conditions that the company must meet in order to hold a closing. All funds are held in escrow pending satisfactory due diligence. The company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. Given the timing of completion of diligence, it is possible that the company could conduct a closing every weekday, which would be administratively burdensome. In order to reduce the number of closings, the company may wait until it has completed due diligence on several investments before submitting a disbursement request to the Escrow Agent. We expect that investors who provide the information required by the subscription agreement and give accurate instructions for the payment of the subscription price should receive their securities in no more than six months; however, we cannot guarantee that you will receive your securities by a specific date or within a specific time frame. We expect that the average period from subscription to closing will be approximately 30 days. If an investor pays by ACH, the period between subscription and closing will likely be at least 15 days. Subscriptions are irrevocable, and during the period between an investor’s subscription and a closing, the investor will not have the rights of a Unitholder. The funds in escrow will be returned to the investor if the closing does not happen, for whatever reason, including, the dissolution or liquidation of the company. Tendered funds will only be returned to investors in the event we decide to terminate the offering, in which case any money tendered by potential investors that is still held in escrow will be promptly returned by the Escrow Agent upon our instruction. Upon each closing, funds tendered by investors will be made available to the company for our immediate use. Upon the receipt of funds and closing you will receive notice from the company

Issuance of Units

The information regarding the ownership of Non-Voting Common Units will be recorded with the Transfer Agent.

Waiver of Trial by Jury

Pursuant to the subscription agreement, subscribers waive the right to a jury trial of any claim they may have against Castle Placement arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court, in accordance with applicable statutory and case law, would determine whether the waiver was enforceable given the facts and circumstances of that case.

Selling Unitholders

Richard Luftig and Kenneth Margolis, Executive Officers and Management respectively, each own three million (3,000,000) Class A Common Units.  Accordingly, each of them may sell up to nine hundred thousand (900,000) Units (1,800,000 collectively) pursuant to the rules under Regulation A.  In the event that Mr. Luftig and Mr. Margolis each sell their individual Units, it will reduce both the number of Units available for the Company to sell and the proceeds to the Company.

RISK FACTORS

There are significant risks associated with investing in the Company’s Securities and such Securities are highly speculative and should not be purchased by anyone who cannot afford a total loss of his or her entire investment. Before you purchase Securities in the Company, please review below a list of risks that the Company specifically wants to bring to your attention. There are undoubtedly many more risks that could interfere with the business of the Company and the summary below is not intended to be full and complete. You should carefully consider the following risk factors together with all of the other information included in this offering circular, including the matters addressed under “Forward-Looking Statements,” in evaluating an investment in the Company’s Securities. If any of the following risks were to occur, the Company’s business, financial condition, results of operations, cash flows and ability to make cash distributions could be materially adversely affected. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Risks Related to an Investment in the Company - General

We are conducting this offering on a “best efforts” basis.

This Offering is being conducted on a “best efforts” basis. No guarantee can be given that all or any of the securities will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of capital contributions may reduce the ability of the Company to spread investment risks through diversification of its loan portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our Units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

An investment in Securities is speculative and there is no guarantee of profitability.

The Management anticipates that revenues will be sufficient to create net profits for the Company. However, there can be no assurance that revenues will be sufficient for such purpose. Although the Management believes in the Company’s economic viability, there can be no guarantee that the business of the Company will be profitable to the extent anticipated. The projections of the Company are not based on historical operations of the Company and are aspirational in nature due to the Company’s limited operations to date.

There is no guaranteed return of Investor’s investment.

The investments offered hereby are speculative and involve a high degree of risk.  There is no assurance that the investment will be profitable, or that the profit will meet expectations. There is no guarantee that the Company will be able to return to Investors the full amount of their investment, or even a portion of their investment. There is the potential that Investors could lose their entire investment in the Company. For this reason, each prospective Investor should read this Offering Circular and all documents in the Subscription Booklet carefully and should consult with his/her or its own legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

We may raise additional capital that may not be available on acceptable terms.

We may in the future raise additional capital through a variety of sources, including the public equity markets, additional private equity financings, collaborative arrangements and/or private debt financings. Additional capital may not be available on terms acceptable to us, if at all. If additional capital is raised through the issuance of equity securities, our Unitholders will experience dilution, and such securities may have rights, preferences, or privileges senior to those of the holders of our Class A Common Units. If we raise additional capital through the issuance of debt securities, the debt securities would have rights, preferences, and privileges senior to holders of Class A Common Units, and the terms of that debt could impose restrictions on our operations.

The Jumpstart Our Business Startups (JOBS) Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act enacted in 2012 is intended to reduce the regulatory burden on “emerging growth companies”. We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

●be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that in the event we engage an independent registered public accounting firm that firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting;

●be exempt from the “say on pay” provisions (requiring a non-binding Unitholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding Unitholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our future independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our Class A Common Units may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A Common Units less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the audit or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and member approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A Common Units less attractive because we may rely on these exemptions. If some investors find our Class A Common Units less attractive as a result, there may be a less active trading market for our Class A Common Units and our Unit price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

If you invest in our Class A Common Units, your investment may be disadvantaged by future funding, if we are able to obtain it.

To the extent we obtain funding by issuance of Class A Common Units or securities convertible into Class A Common Units, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of Member equity, in Member equity per Unit. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Early investors have a greater risk of loss than later investors.

Although each investor must purchase a minimum of 50 Units, for a total investment of $250. We plan to begin using proceeds from the sale of our Class A Common Units for the purposes set forth under “How We Plan To Use Proceeds from the Sale of Our Units” as soon as we have received twenty-five thousand dollars ($25,000). Early investors will not know how many Units we will ultimately be able to sell, the amount of proceeds from sales, and whether the proceeds will be sufficient for us to establish facilities and minimum operations described in this Offering Circular. Later investors will be able to evaluate the amount of proceeds we have raised prior to their investment, how we have actually used those proceeds, and whether we are likely to produce sufficient returns on investment.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to and held in our Company’s bank accounts if the Subscription Agreements are in good order and we accept the investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We are selling the Units of this offering without an underwriter and may be unable to sell any Units.

Our offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Units; we intend to sell our Units through our directors and executive officers, who will receive no commissions. There is no guarantee our directors and executive officers will be able to sell any of the Units. Unless they are successful in selling all of the Units we are offering, we may have to seek alternative financing to implement our business plan.

Voting control by our Management means you and other Unitholders will not be able to elect our Management and you will have no influence over our Management.

Our Management owns 100% of the Company’s Class A Preferred Units which were issued prior to this Offering (6,000,000 Units). Each Unit of Class A Preferred has a right to ten (10) votes and there are 6,000,000 Units of Class A Preferred outstanding as of this Offering. Assuming all Units in this Offering are sold, the investors and any other non-management Unitholders will not be able to elect any Management or approve or effectively oppose any actions or transactions requiring Member approval.

Risks Related To Our Business

As a broker-dealer, our business model and fee structure are frequently changing and adapting.

We are subject to federal and state requirements and must comply with all requirements of FINRA, our self-regulatory organization,   that apply to broker-dealers. We are constantly adapting our business model, products, and services to conform with these requirements and if we expand, there will be increased costs, including the need for personnel with specific qualifications that will need to be paid in accordance with their experience. We are subjected to periodic examinations and we will be required to change aspects of our business processes and communications in response to the findings of those examinations. Being a broker- dealer has and will continue to lead to increases in our compliance costs as well as increases in our exposure to liabilities, including subjecting us to liability for misstatements made by issuers utilizing our services.

Currency Risks.

The business of the Company involves transactions that may involve different currencies. Exchanging money from one currency to another during the course of an investment brings the risk that an unfavorable exchange rate will impair the value of investment. The prices of commodities, such as gold, are also independent of any particular currency and can rise or fall compared to the value of a currency. The strength of various international currencies compared to each other, or compared to a specific commodity, is impossible to predict, and may impair the value of investment.

We are subject to significant government regulation, which may affect our ability to operate.

The industry in which the Company will become a participant (whether third-party or otherwise) may be highly regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “U.S. Securities Laws and Foreign Investors,” “Compliance with Anti-Money Laundering Requirements,” “Usury Risk,” “Risk that the Company May Become Subject to the Provisions of the Investment Company Act of 1940,” “Risk that the Management May Become Subject to the Provisions of the Investment Advisers Act of 1940,” “The Company’s Reliance on Exclusions from the Investment Company Act May Impact Certain Investment Decisions,” and “Recent and Anticipated Legislative and Regulatory Activity.” The Company or the Company Assets may be subject to governmental regulations in addition to those discussed in this Offering Circular, and new regulations or regulatory agencies may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

An investment with the Company involves a high degree of risk due to the nature of the investment.

The Company may never achieve the financial projections disclosed. All statements other than statements of historical fact included herein or in related materials from the Company including, without limitation, statements regarding the Company’s business strategy, and the estimates, plans, intentions and objectives of management of the Company, are forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from the Company’s estimates, plans, intentions and objectives are disclosed below.

We are offering securities pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our securities less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements as compared to a traditional initial public offering, which may make an investment in our Securities less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Securities, we may be unable to raise the necessary funds necessary to commence operations, or acquire property, which could severely affect the value of our Securities.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act based upon the definition of an “investment company” set forth in Section 3(a)(1) of the Investment Company Act (15 U.S.C. § 80a-3(a)(1)) and the exemption provided by Section 3(b)(1) (15 U.S.C. § 80a-3(b)(1)) thereunder. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. However, if the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

This offering is being made subject to Regulation A, which has recently undergone significant changes.

The Company is conducting this offering pursuant to Regulation A, which was amended effective June 19, 2015. Because of these recent amendments, there is still significant uncertainty with respect to the parameters of an offering pursuant to this regulation. In addition, these regulations may change as regulators develop practices with respect to such amendments, which changes may be detrimental to the Company or its ability to raise funds. If the Company were to inadvertently violate the parameters of this type of offering, it may be subject to enforcement action or civil liabilities under securities laws. Such violation may also affect the Company’s ability to raise capital in the future.

Compliance with anti-money laundering requirements may require the Company to disclose Investor information to regulatory authorities.

The Company may be subject to certain provisions of the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“the Patriot Act”), including, but not limited to, Title III thereof, the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001 (“Title III”), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control (“OFAC”) and other similar laws of the United States. In response to increased regulatory concerns with respect to the sources of the Company’s capital used in investments and other activities, the Management may request that Investors provide additional documentation verifying, among other things, such Investor’s identity and source of funds to be used to purchase Units. The Management may decline to accept a subscription if this information is not provided or on the basis of the information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds Units. The Management may be required to report this information, or report the failure to comply with such requests for information, to appropriate governmental authorities, in certain circumstances without informing a Member that such information has been reported. The Management will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures, including, but not limited to, those imposed or enforced by OFAC, the Patriot Act and Title III. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps the Management may be required to take; however, these steps may include prohibiting a Member from investing further monies in the Company, depositing distributions to which such Member would otherwise be entitled into an escrow account or causing the redemption of such Member’s investment in the Company.

Issuers may make misstatements in their offerings, and we may be liable for such misstatements.

Issuers making offerings through our platform may be liable for untrue statements of material facts or for omitting information that could make the statements misleading under the Securities Act and the Exchange Act. As a broker-dealer, we may be liable for statements by issuers utilizing our services in connection with Regulation Crowdfunding, Regulation A and Regulation D offerings. See “Regulation – Regulation Crowdfunding – Liability” and “Regulation – Regulation A and Regulation D – Liability”. Due diligence defenses may be available, however there can be no assurance that if we would prevail if we were sued. Further, even if we prevail, litigation is time consuming and expensive, and being a party to such actions may cause harm to our brand and reputational that would negatively impact our business. Even if we are not liable or a party to a lawsuit or enforcement action, some of our clients may be subject to such proceedings. Any involvement we may have, including responding to document production requests, may be time-consuming and expensive as well, and our brand and reputation could be harmed.

We have not analyzed foreign laws regarding the participation of non-US residents in our transactions, and our compliance is focused on US laws.

We have not researched all the applicable foreign laws and regulations that could impact our business, and we have not set up our structure to be compliant with foreign laws. Some of the investment opportunities posted on our platform are open to non-US residents. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulation may limit our business operations and plans for future expansion, and may result in increased operating costs.

Our industry and product offerings are relatively new and quickly evolving.

Rule 506(c), Regulation A and Regulation Crowdfunding, the principal securities regulations with which we work, have only been in effect in their current form since 2013, 2015 and 2016, respectively. Our ability to continue to grow is uncertain as potential issuers may choose to use different platforms or service providers, or utilize alternative methods of financing altogether. For Rule 506(c) and Regulation A issuance, companies may choose to use their own online platforms. Investors may decide to invest their money elsewhere. In addition, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. If the market is smaller than expected, Castle may have fewer customers. Several factors will determine our success, including without limitation whether: i) we develop and implement effective marketing strategies and campaigns, ii) more companies choose to raise capital utilizing Rule 506(c), Regulation A and Regulation Crowdfunding; iii) additional investors choose to invest in Rule 506(c), Regulation A and Regulation Crowdfunding transactions; and iv) changes in the regulatory environment become more favorable.

Castle’s business model is continuously evolving.

We are continuously expanding the products and services that we provide to our clients. There are many risks that result from our reliance on innovation and new products and services including CPGO, Regulation CF offerings, Regulation A offerings, new technologies, and new marketing strategies. It is unclear whether these products and services will be successful. Since we attempt to continuously offer additional types of products and services, there is no assurance that any of them will be successful. In the future it is likely that we will modify aspects of our business model, products, and services. There is also no assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results. Further, we may incur additional costs in developing new technologies and marketing strategies, and these costs could have a detrimental impact on our results.

We rely on one main type of service.

All of the products and services provided by Castle are variants on the same main activity: capital raising using data and technology integrated with full-service investment banking. Therefore, our revenues are dependent upon the market for capital raising, and if that market shrinks it could be detrimental for the company. Our business model is heavily dependent on capital raising success fees, and subject to significant non-recurring revenue.

We may not be able to recruit and retain the key personnel on which we rely.

The efforts of a small number of key personnel are essential to our future success, including our co-founders, Ken Margolis and Richard Luftig, and people at our company responsible for operations, compliance, technology and marketing. These key professionals are critical for Castle to continue to grow, innovate, launch new products and services, and execute the company’s business model, while operating in a highly regulated industry. Due to our limited financial resources and the specialized expertise required to operate our business, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel required to execute on our current business plan, operate effectively and in compliance with all laws and regulations, and create innovative and disruptive technology to foster new products and services.

We are vulnerable to hackers and cyber-attacks, as are the technology and other providers that we utilize.

We are vulnerable to hackers who may access the data of the issuing companies and investors that utilize our products and services. Any significant disruption in service on the Castle platform, CPGO, or our computer systems could reduce the attractiveness of our platform. This could result in a loss of clients, investors and companies interested in using our platform. In addition, we rely on third-party technology providers to provide some of our back-up technology as well as our escrow and transfer agents. Any disruptions of services or cyber-attacks either on our technology providers or on us could harm our reputation, materially negatively impact our financial condition and business, and result in decreased revenue and increased expenses.

We may be affected by SEC actions.

The SEC may suspend one or more of our offerings if the SEC is of the opinion that a suspension is required to protect investors and the public interest. A suspension of any our clients’ offerings could adversely affect our business. The SEC may suspend and offering for various reasons, including without limitation: i) a lack of current, accurate, or adequate information about the company; ii) questions about the accuracy of publicly available information, including in company press releases and reports, about the company’s current operational status and financial condition; and iii) concerns with the management of the issuer or past activities of one or more Unitholders of the management team. If that were to happen, our capital raising activities would be adversely affected.

Castle relies on outside vendor for several services including escrow, transfer agency, and technology.

We currently rely on outside vendors to provide technology services for processing investment transactions (e.g., processing credit card and payments, electronic execution of subscription agreements, etc.), all escrow services related to offerings on our platform, and transfer agency after certain transactions close. Any changes in these relationships will require us to find other technology providers, escrow agents, and transfer agents. This may cause delays as well as additional costs in transitioning our technology, and could have a detrimental impact on our brand and reputation.

Castle is dependent on general economic conditions.

Investors have many different options in the types of securities in which they can invest, and the platforms on which they can access those securities.  Our business model depends on investors investing in the companies presented on our platforms. Since investment dollars are disposable income, our business model will be impacted significantly by national and global economic conditions. Adverse national and global economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on Castle that current or future economic conditions may have on our financial condition, operating results, cash flow, growth and sustainability.

The investment banking and capital raising markets are fiercely competitive.

We enable companies to raise equity and debt capital. Although many of the products and services we provide are innovative, and equity/debt crowdfunding market is new, we compete against a variety of investment banks and capital raising platforms in the market. Furthermore, new entrants are likely to continue to enter into the market and compete with

Castle. Some of these competitors are subject to a different regulatory model than ours, and that might provide them with competitive advantages over us. In addition, well established and much larger investment banks and other companies in other industries currently outside of the securities industry, could start to offer the same, or better, products and services as Castle. General solicitation and capital formation utilizing data and technology is not the only way that other platforms can assist companies in raising capital. Accordingly, Castle has to compete with many other companies, strategies, and approaches, including traditional private equity shops, merchant banks, venture capitalists, loan platforms and other traditional methods of raising funds. Companies can also raise capital on their own. Some current and future competitors may be better capitalized than us, which would give them a significant advantage in marketing, operations, strategy and innovation.

We may not be able to protect all of our intellectual property.

Our ability to effectively protect our proprietary rights could have a substantial impact on our success and profitability. Our proprietary rights include without limitation: our brand names, our products and websites, our internal workings, and our trade secrets. Our success and profitability could also be negatively impacted if we inadvertently infringe on the proprietary rights of others. There can be no assurance that we will be able to obtain protections for or defend our proprietary rights. Defending, policing and protecting our proprietary rights against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our proprietary rights. There can also be no assurance that a third party will not assert infringement claims with respect to our products, technologies, or brands. Protecting our proprietary rights or defending our use of certain products, technologies or brands could require costly litigation and have material adverse effects on our business, operating results, financial condition, profitability, sustainability, and brands, regardless of whether such litigation is successful or not.

Our success, sustainability, revenues and profits are subject to fluctuations.

Our future revenues and operating results are difficult to forecast accurately, as several factors could cause them to fluctuate significantly, including without limitation adverse changes in: general economic conditions, the number of investors and the amounts of investors choose to invest, the performance of global securities markets, the ability of Castle to market effectively our platform and services to companies and investors, our operating costs and the number of personnel required, general industry and regulatory conditions and requirements, and our ability to innovate and compete with other investment banks and platforms. Our operating results may fluctuate from year to year due to the above-listed factors and other factors not currently contemplated or listed. These fluctuations could be significant and impact our ability to operate Castle.

If the company cannot raise sufficient funds, it could negatively impact Castle’s future results.

To date, we have not raised outside capital. However, we may have a continuing need for capital to execute our business model. We are offering securities in the amount of up to $75 million in this offering, and may close on any investments that are made. The amount we can raise in any 12-month period is limited to $75 million. Even if the maximum amount is raised (in this 12-month period or in subsequent periods), we are likely to need additional funds in the future to grow. If we cannot raise those funds for whatever reason, including reasons relating to Castle itself or to the broader economy, we may not survive. If we manage to raise only a portion of funds sought, we may have to adjust our business model or find other sources of funding for some of the plans outlined in “Use of Proceeds.” No alternative sources of funds have been committed to Castle.

The closing of this offering is subject to a low minimum amount.

This is a “best efforts” offering with a minimum of just $25,000. Therefore, Castle will have access to any funds raised in excess of $25,000. Any investment made could be the only investment in this offering, leaving Castle without adequate capital to pursue its business plan. Furthermore, the capital raised herein may not even be sufficient to cover the expenses of this offering, including legal, marketing, etc.

Castle could be materially adversely affected by natural disasters and other events beyond our control.

Our operations could be damaged or disrupted due to natural disasters or other catastrophic events may cause for us, and their impact on international commerce and the global economy, which could have a strong negative effect on Castle. Our business operations are subject to interruption by pandemics, natural disasters, fire, power shortages, and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.   In the spring of 2020, large segments of the US and global economies were impacted by COVID-19, and a significant portion of the US population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our issuers using our services and investors investing on our platform, our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID- 19 outbreak, has significantly impacted global markets, employment, as well as the business prospects of many businesses, many of which are our potential clients. A significant part of our business model is based on receiving a percentage of the investments made through our platform and services. The impact of the pandemic on Castle will depend on its length and the severity of the impact on individuals and the markets. To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations. The pandemic could also negatively impact our service and technology suppliers, which could adversely impact Castle.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under our Governing Documents or Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Governing Documents or Subscription Agreement.

Investors in this Offering will be bound by our Certificate of Formation and our Operating Agreement (Governing Documents) which establish the rights of members and rules for governance of our Company. Under our Operating Agreement, investors waive the right to a jury trial of any claim they may have against our Company arising out of or relating to the Operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities laws. In addition, investors in this Offering will also execute a Subscription Agreement with a similar jury trial waiver. By subscribing to an offering of a series, the investor signs the Subscription Agreement by which the investor agrees to adhere to the Operating Agreement, under both of which such investor waives their right to our jury trial.

If we opposed a jury trial demand based on one of the waivers, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Operating Agreement and Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to each of the Operating Agreement and Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before investing in this Offering.

If you bring a claim against our Company in connection with matters arising under the Operating Agreement and/or Subscription Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our Company. If a lawsuit is brought against our Company under the Operating Agreement or Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the either agreement with a jury trial. No condition, stipulation, or provision of the either agreement serves as a waiver by any member of a series or by our Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the Units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Units or to the transferor with regard to ownership of the Units, that were in effect immediately prior to the transfer of the Units, including but not limited to those in the operating agreement and subscription agreement.

Risks Related to Conflicts of Interest

There are conflicts of interest between the Company, our Management and Officers.

The Management and Officers are subject to various conflicts of interest in managing the Company. The Company may pay the Management and/or Officers, or their affiliates, if any, substantial fees which will not be determined by arm’s length negotiations, subject to the terms and restrictions of the Operating Agreement.

The Management and Officers, or their affiliates, may charge reasonable, market-based operations, administration, servicing, inspection and/or other fees in connection with services provided in connection with the business of the Company. All fees and compensation paid to the Management, Officers and/or their affiliates shall be market-based and commercially reasonable at all times. In these regards, the interests of the Management, Officers, and their affiliates are in conflict with the Unitholders.  Any fee paid to any Management, Officer and/or their affiliate shall be consistent with what other third parties may charge, and neither the Management, the Officers, nor the Company shall co-mingle any Company assets or funds with any account of any Management, Officer, or their affiliate.

The Company currently compensates its Management via salaries. Management supervises and controls the business affairs of the Company, and the raise capital for the Company, administer the financial affairs of the Company, and render certain other services. Management, however, shall devote only such time to the Company’s affairs as may be reasonably necessary to conduct its business. The Management, Officers, and/or their affiliates may be involved with, manage, or be officers of other companies (some of which may directly compete with the business of the Company) and have other business interests of significance. These conflicts are described in greater detail under “Conflicts of Interest” below.

The Company relies on digital operations.

The Company is largely paperless, with all documents secured and managed digitally. To the extent paper documents are required or utilized in connection with the Company, such documents will be digitized, secured and managed digitally, as well; however, any original documents required to be maintained by law will be maintained by the Management of the Company at the Company’s principal office.  The Company utilizes industry proven software that allows it to secure and manage its documents and financial transactions with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

•transaction or processing errors;

•diversion of technical and other resources from other efforts;

•loss of credibility with current or potential financial institutions or Investors;

•harm to reputation; or

•exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

Other General Risks of an Investment in the Company

The Company will be relying on the Management’s discretion and expertise.

Investment in the Units does not grant Investors any management rights in the operation of the Company, nor does it convey sufficient voting rights to elect or remove the Management.  All decisions with respect to the management of the Company will be made by the Management and any additional Management that the Company may later add.  Accordingly, no person should purchase the Units unless he, she or it is willing to entrust all aspects of the management of the Company to the Management. If the Management were to leave the Company, the Company’s ability to achieve its goals could be materially and adversely affected. The Management may resign at any time with one-year notice to the Unitholders without liability to the Company or Management.

If the Management withdraws or is terminated the Unitholders may not be able to locate a suitable replacement.

The Company presently only has one Management. If the Management, subject to its one-year notice requirement, withdraws from the Company, is terminated by the Unitholders, for cause, or is terminated as Management by dissolution or bankruptcy, it may be difficult or impossible for the Unitholders of the Company to locate a suitable replacement for the Management. If it is unable to replace the Management, the Company would proceed with liquidating the Company’s Assets, which may or may not be able to be successfully executed.

The Company’s activities may subject it to the risks of becoming involved in litigation.

The Company’s activities may include activities that will subject it to the risks of becoming involved in litigation by issuers, investors and other third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets and could require the Unitholders to return distributed capital and earnings to the Company. The Management, Officers, and their affiliates will be indemnified by the Company in connection with such litigation, subject to certain conditions.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) based upon the definition of an “investment company” set forth in Section 3(a)(1) of the Investment Company Act (15 U.S.C. § 80a-3(a)(1)) and the exemption provided by Section 3(b)(1) (15 U.S.C. § 80a-3(b)(1)) thereunder. Companies that are subject to the Investment Company Act must register with the SEC and become subject to various registration, governance, and reporting requirements. Compliance with such restrictions would create additional financial and administrative burdens on the Company. The Company believes it can avoid these restrictions based on the exemption described above. Specifically, the Company expects to be exempted from registration under the Investment Company Act because the Company does not meet the definition of an “investment company” and will be engaged in the business of buying and selling precious metals. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

Though the Management does not intend to register under the Investment Advisers Act, it may be required to register under one or more state investment adviser acts (“State Advisers Acts”). State Advisers Acts are similar to the Investment Advisers Act but generally apply to investment advisers that are not subject to the Investment Advisers Act because of exemptions from registration. The Management intends to seek exemptions from such registration where possible. If the Management does have to register under one or more State Advisers Acts, such registration may create administrative and financial burdens on the Management.

Our Management may become subject to the Investment Company Act, which would subject it to various regulatory requirements.

The Management has not registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and intends to operate so as to not be required to register as an investment adviser with the SEC for as long as possible (based upon certain exemptions thereunder). Specifically, investment advisers are not required to register under the Investment Advisers Act so long as they have less than $110 million in “Assets Under Management” (AUM). If or when the Management exceeds that threshold, unless it is eligible for another exemption, it will be required to register under the Investment Advisers Act and will be subject to various restrictive provisions provided for therein. The Management cannot determine at this time, what, if any, impact such registration and restrictions will have on its business or the business of the Company.

Recent legislative and regulatory initiatives have imposed restrictions and requirements could have an adverse effect on our business.

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the Management from using certain such instruments or from engaging in such transactions. This may impair the ability of the Management to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Management or the Company, and it is possible that such impact could be adverse and material.

We may become liable for indemnification obligations to our Management or its affiliates.

The Company will be required to indemnify the Management and certain affiliated persons and entities of the Management for liabilities incurred in connection with the affairs of the Company. Such liabilities may be material and have an adverse effect on the Preferred Returns to Class A Unitholders, or total returns to the Class A and Class B Unitholders. The indemnification obligation of the Company will be payable from the assets of the Company, and Investors may be required to return certain amounts distributed to them to satisfy the indemnity obligations of the Company.  The Preferred Returns are not guaranteed.  The projections of the Company and the Preferred Return are not based on historical operations of the Company and are aspirational in nature due to the Company’s limited operations to date.

Tax Risks

General tax considerations.

As with any investment that generates income and/or loss and distributes cash, an investment has federal income tax risks. The significant tax risks are discussed in greater detail later in this Offering Circular. All Investors are encouraged to review the tax risk section with competent tax counsel.

Investors should understand the role of the Company and the United States Internal Revenue Service (“IRS”) concerning the tax issues involved in any investment in the Company. The IRS may do any of the following:

 •Review the federal income taxation rules involving the Company and any investment in it, and issue revised interpretations of established concepts.

 •Scrutinize the proper application of tax laws to the Company, including a comprehensive audit of the Company at any time. The Company does not expect to fall under the reporting requirements for tax shelters, as the Company does not have the avoidance or evasion of Federal income tax as a significant purpose. If the Company borrows significant sums and incurs significant losses, however, the Company may be required to notify the IRS of its status as a tax shelter. The effect of such action is generally unknown, but could result in increased IRS scrutiny of the Company’s taxes.

The Company will:

 •Retain an accounting firm to annually prepare a financial statement on the Company’s behalf. At the discretion of the Management, the Management may at any time change accounting firms; and

 •Not apply to the IRS for any ruling concerning the establishment or operation of the Company.

AN INVESTMENT IN THE UNITS WILL RESULT IN TAX CONSEQUENCES TO THE INVESTOR. THUS, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX RAMIFICATIONS, AND ITS SUITABILITY FOR THE INVESTOR FROM A TAX AND PLANNING STANDPOINT.

This Offering Circular and any subscription materials provided by the Company do not constitute tax advice, and are not intended to substitute for tax planning.

The various tax issues, for both US and non-US investors, are beyond the scope of this Offering Circular and any subscription materials provided by the Company.

Nothing contained in this Offering Circular or any subscription or other materials should be construed as legal, financial, business, tax or accounting advice.

Nothing in this Offering Circular or any subscription or other materials should be relied upon for the maintenance of books and records for any tax, accounting, legal, or other procedure.

Neither the Company nor any Management thereof has any indemnification obligation to any Member or Investor as a result of any tax due as a result of an investment in the Company.

Investors may be subject to state and local taxes and filings.

Even if you would not otherwise be subject to tax in certain states, you may be required to file tax returns in states where we invest. Certain jurisdictions may collect taxes through withholding at the company level or at the investment level and any amounts so withheld that are allocable to your investment may be treated as a distribution to you. It is expected that income and gain we earn will subject you to tax and filing requirements in an unknown number of jurisdictions. We urge you to consult your tax advisor regarding the applicability of state and local taxes to, and additional filing requirements associated with, an investment in the Company.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO PROPERLY RECORD AND ACCOUNT FOR THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCE (AND OTHER TAX CONSEQUENCES) OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX REPORTING, FILINGS AND PROCEDURES REQUIRED AS A RESULT OF THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Castle Placement Group, LLC, (“Castle”) founded in 2009, through its wholly owned subsidiary Castle Placement, LLC, has disrupted investment banking by revolutionizing the capital raising process. Castle raises equity and debt for private companies utilizing our robust, data-driven technology platform. We have access to over 600,000 accredited investors and 64,500 institutional, private equity, venture capital and strategic investors, family offices, pension funds, foundations, endowments, sovereign wealth funds, hedge funds and lenders. Over 30 experienced Castle investment bankers (independent contractors) with significant personal relationships provide full-service to our clients.

CPGO, Castle’s web-based app, is a cutting edge B2B, C-suite and investor/lender network with over 500,000 companies with revenue between $1 million and $1+ billion and rich contact information (direct Email, LinkedIn, phone, address, title, etc.). The app provides curated, granular investor/lender criteria and portfolio information, one-click automated contact messaging (email, LinkedIn, and CPGO), and simple to use productivity tools (search, matching technology, ranking, note taking, etc.)

This unique full integration of sophisticated data/technology with full-service investment banking has resulted in over a billion dollars of capital raised by Castle for our clients. Most importantly, we believe that we achieve the best possible execution for our clients. We connect companies of all sizes seeking to raise capital through our online electronic platform that connects companies (all industries, sizes, stages, geographies, equity and debt) with investors all over the world seeking favorable investment opportunities.

Starting in 2020, Castle supplemented its institutional/accredited investor capital raising with crowdfunding (online investment by large numbers of investors in comparatively small amounts).

Results of operations

In 2020, we generated $1,181,119 in gross revenue, with net loss of $251,400.  In 2021, we generated $2,921,430 in gross revenue, with net income of $867,108. During this period and in addition to these financial results, the Managers directly received significant net proceeds related to proceeds from prior Company transactions.

Liquidity and Capital Resources

Capitalization and Financing Activities

The Company has been 100% capitalized by the co-founders, and has never taken funds from outside investors.  The Company has issued no stock or warrants for services.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our current business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

OUR MANAGEMENT

The Management of the Company is Ken Margolis and Richard Luftig.

Name	Position	Age	Term of Office
Ken Margolis	Managing Partner	58	N/A
Richard Luftig	Managing Partner	57	N/A

Ken Margolis

Ken has over 30 years of experience in investment banking and raising capital from institutional private equity/venture investors, family offices, foundations, endowments, hedge funds, banks and specialty finance lenders. Co-founded Castle Placement in 2009, providing investment banking services and raising private equity/debt capital for early-stage and middle market companies across a wide range of industries including financial services/fintech, real estate, technology, business services, energy/real assets and consumer/retail. In 2007, created a platform providing advisory and capital formation services to financial institutions and private equity funds investing in distressed bank portfolios and community banks which was merged into Castle. From 1999 to 2007, at Merrill Lynch was co-head of the 75+ person global structured credit products investment banking, sales and syndicate and head of the US alternative investment group raising capital for alternative investment funds in financial services and asset management. From 1991 to 1999, was at Credit Suisse First Boston as a senior trader on a principal transaction desk responsible for managing a proprietary position of credit sensitive commercial/residential real estate and asset-backed securities and head of CSFB’s new issue whole loan and agency CMO desk. Began his career in 1985 at Arthur Andersen where he managed their structured finance group consulting on groundbreaking securitizations of residential mortgages, credit cards, auto loans, corporate loans and other financial assets. FINRA Series 7, 24, 63, and 79 licenses.

Richard Luftig

Richard provides deep expertise in investment banking and raising private equity/debt capital for companies across a wide range of industries including financial services/fintech, real estate, technology, business services, energy/real assets and consumer/retail. Over 30 years of experience in investment banking, capital markets, real estate, proprietary investing, and alternative investments, and has completed several successful advisory, capital formation, and financing transactions. Managing Director at Ivy Asset Management Corp., a leading alternative investment asset management firm, responsible for investment strategy, risk management, and portfolio construction, and a member of the firm’s Investment Risk Management Committee. Managing Director-Principal at Bear, Stearns & Co., where he was the head of North American Structured Credit Distribution, responsible for structuring and distributing complex structured finance products in North America, and executing debt capital markets transactions for large financial institutions. Client base included insurance companies, banks, private equity firms, hedge funds, and structured vehicles. Director in the Principal Transactions Group at Credit Suisse First Boston, responsible for investing the firm's proprietary capital through the origination, structuring, and purchasing of debt secured by various asset classes and commercial mortgage-backed securities. Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania, and a J.D. and L.L.M. (in Taxation) from the New York University School of Law. FINRA Series 7, 24, 63, and 79 licenses.

Compensation of Management and Executive Officers

Information about the annual compensation we have paid to our Management and executive officers is set forth in the following table:

Name/Position(s)	Cash Compensation	Other Compensation	Total Compensation
Richard Luftig	$150,000	Standard Benefits	Cash and Benefits
Kenneth Margolis	$150,000	Standard Benefits	Cash and Benefits

Employment Contracts

Mr. Luftig and Mr. Margolis have each entered into employment agreements that are substantially similar.  Each employment agreement is for an initial term of three (3) years, renewing automatically on a month to month basis until terminated either by the employee voluntarily, or by the Company.  Each employment agreement provides for three (3) months’ severance payments in the event of termination, unless for Cause.

Mr. Luftig and Mr. Margolis are each entitled to standard benefits provided for employees, and customary indemnification for executives.  Each of them has made standard representations and warranties, and each employment agreement contains standard covenants of confidentiality, non-disturbance and solicitation of employees and clients, and non-competition clauses in the event of termination for a period of twelve (12) months.

Company Expenses

The Company will be responsible for all of its operating expenses including, without limitation, (i) all costs and expenses incurred in connection with evaluating and negotiating all Service Agreements between the Operations Servicer and the Company (including, without limitation, any due diligence, travel, legal and accounting expenses, and other fees and out-of-pocket costs related thereto); (ii) all costs and expenses incurred (including, without limitation, any due diligence, travel, legal and accounting expenses, and other fees and out-of-pocket costs related thereto) in connection with bookkeeping, recordkeeping/auditing, and compliance oversight/auditing for all transactions and services performed by the Operations Servicer for the Company pursuant to the Operations Services Agreement; (iii) taxes of the Company (payment of taxes levied by the authorities in Brazil in connection with the pre-sell-buy-sell transaction is included as part of the Service Agreement with the Operations Servicer; (iv) all costs and expenses associated with obtaining and maintaining insurance for the Company and its assets, if any; (v) all costs related to litigation (including threatened litigation) involving the Company, and indemnification expenses; (vi) expenses and fees associated with third party auditors, accountants, attorneys and tax advisors and other professionals with respect to the Company and its activities; (vii) fees incurred in connection with the maintenance of bank or custodian accounts; (viii) brokerage points and commissions, referral and finder fees, and other investment costs incurred by or on behalf of the Company and paid to third parties; (ix) all expenses incurred in connection with the registration of the Company’s securities under applicable securities laws or regulations; (x) all expenses associated with the borrowing of funds and procurement of lines of credit, if any; (xi) all expenses of liquidating the Company or its investments; and (xii) other general ordinary Company administration and overhead expenses.

Investment by the Principals

The Management collectively owns 100% of the Units of the Company prior to this Offering.

Fiduciary Duties of the Management and Officers

Duties owed the Company by the Management and Officers are prescribed by law and our Operating Agreement (“Operating Agreement”). The Act provides that Delaware limited liability companies may, in their Operating Agreements, limit or eliminate any and all liabilities for breach of duties (including fiduciary duties) of a member, Management or other person to a limited liability company or to another member or Management or to another person that is a party to or is otherwise bound by a limited liability company agreement.

The Operating Agreement provides that the Management, Officers, or their affiliates, or any director, Management, officer, agent, employee, or owner of the Management, or its affiliates (“Covered Parties”) will not be liable to the Company for losses resulting from errors in judgment or other acts or omissions unless the Management and/or Officers acted fraudulently or in bad faith.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

The Operating Agreement provides that the Management is not required to manage the Company as its sole and exclusive function, nor are the Officers required to restrict their business activities solely to those of the Company. The Management and Officers may have other business interests and may engage in activities other than those relating to the Company. The pursuit of such ventures by the Management, Officers and/or their affiliates, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a violation of any fiduciary duties by the Management.

Indemnification and Exculpation

Subject to certain limitations, our operating agreement limits the liability of our Management, Officers, sponsors, and their affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Management, Officers, sponsors, and their affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Management, Officers, employees and agents, will not be liable to the Company. In addition, pursuant to our operating agreement, we have agreed to indemnify our Management, Officers, employees and agents, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Management or one of our Officers.

Insofar as the foregoing provisions permit indemnification of Management, Officers or Persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OWNERSHIP BY MANAGEMENT AND CERTAIN UNITHOLDERS

The following table presents information regarding the ownership of the Company’s equity interests as of May 2022, by:

•our Managing Partners;

•our Officers other than the Managing Partners;

•other holders of 10% or more of the beneficial equity interests of the Company.

Beneficial ownership is generally determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner is listed below.

Name and Address	Class of Units of Stock Owned	Number of Units of Stock Beneficially Owned	Percent of Ownership Prior to Offering
Managing Partner: Richard Luftig 527 Split Rock Road Oyster Bay Cove, NY 11791	Class A Preferred	3,000,000	50%
	Class A Common	2,000,000	50%
Managing Partner: Ken Margolis 135 Elm Drive Roslyn, NY 11576	Class A Preferred	3,000,000	50%
	Class A Common	2,000,000	50%
Other holders of 10% or more of the beneficial equity interests of the Company: NONE

TOTAL			100%

Our controlling Unitholders are set forth in the following table. These controlling Unitholders include:

•Our Managing Partners and executive officers who are Unitholders, and

We believe each of these persons has sole voting and investment power over the Units they own, unless otherwise noted.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions between any Director or Officer and the Company.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with the Management and Officers, and certain non-controlling Unitholders. None of the agreements and arrangements between the Company and the Management, Officers, and/or such non-controlling Unitholders, including those relating to compensation, if any, resulted from arm’s length negotiations. In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the receipt of any Management Fee, company administration fee, and loan servicing fees by the Management and/or Officers.  The Management and Officers are not currently paid any fees or compensation, and have not entered into any agreement or arrangement with the Company to be paid any such fees or compensation in the future.  In the event the Management and Officers will be paid a Management Fee or other such compensation, as a percentage which is based on the stated value of the Company (as determined by the Management), such fees are intended to compensate the Management and/or Officers for their services. Since absent the existence of a Management Fee, Unitholders might receive a higher rate of return, the interests of the Management and the Investors are adverse in this respect; however, the Company intends to negotiate such fees for Management’s and/or Officers’ services on an arm’s length basis, and any such fees shall be market-based and commercially reasonable at all times.

Receipt of Other Fees by the Management and its Affiliates

The Management and/or its affiliates, if any, may charge reasonable, market-based processing, servicing, administration, accounting, legal, and other relevant fees in connection with services provided in connection with the business of the Company. All fees and compensation paid to the Management and/or its affiliates shall be market-based and commercially reasonable at all times.

Competition by the Company with Other Affiliated Companies

The Management and Officers, and their affiliates, may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any holder of a Unit of stock issued by the Company is entitled to an interest therein.

Other Investments

The Management and Officers may have investments in other companies, funds or accounts and real estate interests sponsored by or affiliated with the Management as well as investments in non-affiliates; however, any such investments for which the performance of and financial returns of such other investments may be at odds with those of the Company, shall be non-controlling investment interests.

Lack of Independent Legal Representation

The Management, Officers, and Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this Offering also perform other services for the Managing Partners. This representation will continue.

Managing Partners and other Officers

The Managing Partners are Unitholders of the Company and from time to time may invest additional amounts in the Company. Any further investment by the Management and/or Officers will be with the approval of the Managing Unitholders in its sole discretion, without notice or approval of the other Unitholders. The Management may also determine to have the Company accept its investment while rejecting the investments of others (though it does not intend to do so). As additional Units of stock are issued, the increase in Units may reduce the amounts the Company has available to make distributions to other Investors, as distributions will need to be distributed amongst more Units. In addition, the Management will be eligible to have the same rights to request the Company to redeem its Units of stock as any other Member. Any such redemption may reduce the amount of funds available for the redemption or repayment of other Investors’ interests.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Management, Officers, and any affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to Investors or invest in further Company Assets. To the extent these indemnification provisions protect the Management, Officers, and/or affiliates, agents, or attorneys at the cost of the Investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

The Company may engage affiliates of the Management to perform services for and on behalf of the Company and the Company may, in connection with such services, pay to such affiliates servicing fees and other compensation as described in this Offering Circular.  A service provider for the Company, including but not limited to the Operations Servicer, may receive commissions or fees from unrelated third parties for providing services or engaging in operations similar or in direct competition with those of the Company and, in such event, such service provider may have a potentially conflicting division of loyalties and responsibilities regarding the Company and the other parties.

ADDITIONAL INFORMATION

Legal Matters

Certain legal matters with respect to the validity of the Units of Class A Common Units to be distributed pursuant to this Offering Circular will be passed upon for us by Wallace A. Glausi, Attorney at Law.

Experts

We have relied on Rubio CPA, PC as experts for audit of our financial statements.

Where You Can Find More Information

We have filed an offering statement on Form 1-A under the Securities Act with the U.S. Securities and Exchange Commission for the Class A Common Units offered by this Offering Circular. This Offering Circular does not include all of the information contained in the offering statement. You should refer to the offering statement and our exhibits for additional information. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement, or other document. Upon the qualification of our initial offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. When we complete this offering, we will also be required to file certain reports and other information with the SEC for a period of time and may continue to voluntarily file such reports.

You can read our SEC filings, including the offering statement of which this Offering Circular is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

CASTLE PLACEMENT GROUP, LLC

CONSOLIDATED FINANCIAL STATEMENTS

WITH REPORT OF INDEPENDENT AUDITOR

FOR THE YEARS ENDED

DECEMBER 31, 2021 AND 2020

RUBIO CPA, PC
CERTIFIED PUBLIC ACCOUNTANTS	2727 Paces Ferry Road SE
Building 2, Suite 1680
Atlanta, GA 30339
Office: 770 690-8995

INDEPENDENT AUDITOR’S REPORT

To the Members of

Castle Placement Group, LLC

Opinion

We have audited the accompanying consolidated financial statements of Castle Placement Group. LLC ("the Company"), which comprise the consolidated balance sheets, as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members' equity, and the related consolidated notes to the financial statements for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Placement Group, LLC as of December 31. 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit, We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a lest basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters. the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

March 31, 2022

Atlanta, Georgia

CASTLE PLACEMENT GROUP. LLC

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS

Cash	$1,328,654	$1,104,112
Accounts Receivable, net of allowance for credit losses of $375,093 and $357,968	363,400	93,308
Prepaid Expenses	52,125	22,541
Due from Member	971	971
Property and Equipment, net of accumulated depreciation of $1,024 and $796	145	373
Other	14,555	14,554
TOTAL ASSETS	1,759,850	1,235,859

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES
Commissions Payable	149,500	37,060
Payroll Protection Program Loan	-	74,900
Accounts Payable and Accrued Expenses	75,305	50,222
Deferred Revenue	55,010	60,750
TOTAL LIABILITIES	279,815	222,932
MEMBERS' EQUITY	1,480,035	1,012,927
TOTAL LIABILITIES AND MEMBERS' EQUITY	1,759,850	1,235,859

The accompanying notes are an integral part of these financial statements.

CASTLE PLACEMENT GROUP. LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
REVENUES
Investment Banking	$2,902,257	$1,157,386
Reimbursed Expenses	19,173	23,733
TOTAL REVENUES	2,921,430	1,181,119
EXPENSES
Compensation and Benefits	1,699,725	778,899
Occupancy and Equipment	-	21,704
Advertising and Promotion	179,924	11,945
Technology and Communication	58,985	63,448
Bad Debts	55,525	357,968
Other	135,063	198,555
TOTAL EXPENSES	2,129,222	1,432,519
NET INCOME (LOSS FROM OPERATIONS)	792,208	(251,400)
Other Revenue – Forgiveness of PPP Loan	74,900	-
NET INCOME (LOSS)	$867,108	$(251,400)

The accompanying notes are an integral part of these financial statements.

CASTLE PLACEMENT GROUP. LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

MEMBER’S EQUITY, DECEMBER 31, 2019	$ 2,636,334
Contributions	127,993
Distributions	(1,500,000)
Net Loss	(251,400)
MEMBER’S EQUITY, DECEMBER 31, 2020	1,012,927
Contributions	20,000
Distributions	(420,000)
Net Income	867,108
MEMBER’S EQUITY, DECEMBER 31, 2021	$ 1,480,035

The accompanying notes are an integral part of these financial statements.

CASTLE PLACEMENT GROUP. LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$867,108	$(251,400)
Items which do not affect cash:
Depreciation
Forgiveness of PPP Loan	228	227
	(74,900)	-

Adjustments to reconcile net income (loss) to net cash provided by operations:
Changes in operating assets and liabilities:
Accounts Receivable	(270,092)	2,125,912
Receivables – Others	-	107,428
Prepaid Expenses	(29,584)	(20,309)
Other Assets	-	9,195
Accounts Payable and Accrued Expenses	25,082	12,745
Commissions Payable	112,440	(144,753)
Deferred Revenue	(5,740)	60,750
NET CASH PROVIDED BY OPERATING ACTIVITIES	624,542	1,899,795
CASH FLOWS FROM FINANCING ACTIVITIES
Payroll Protection Program Loan Proceeds	-	74,900
Members Contributions	20,000	127,993
Distributions	(420,000)	(1,500,000)
NET CASH USED BY FINANCING ACTIVITIES	(400,000)	(1,297,107)
NET CHANGE IN CASH	224,542	602,688
CASH, BEGINNING OF YEAR	1,104,112	501,424
CASH, END OF YEAR	$1,328,654	$1,104,112

The accompanying notes are an integral part of these financial statements.

CASTLE PLACEMENT GROUP. LLC

NOTES TO CONSOLIDATED FINANCIAL SYSTEMS

DECEMBER 31, 2021 AND 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Castle Placement Group, LLC and its wholly owned subsidiaries, Castle Placement, LLC, New York Asset Management Corp., CPGO Corp, and Teleplus Global, collectively known as "the Company, are engaged in broker dealer activities through Castle Placement, LLC, a broker dealer registered with the Securities and Exchange Commission. Castle Placement, LLC acts as a placement agent for private debt and equity securities and acts as a broker for the purchase and sale of private loans and securities. Additionally, the Company provides investment advisory services, including mergers and acquisitions transactions. The Company's customers are located throughout the United States.

As a limited liability company, the Member's liability is limited to their investment.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP*).

Revenue from Contracts with Customers

Revenue from contracts with customers includes placement and advisory services related to capital raising activities and mergers and acquisitions transactions. The recognition and measurement of revenue is based on the assessment of individual contract terms. The agreements often contain nonrefundable retainer fees, and/or success fees, which may be fixed or represent a percentage of the value that the customer receives, if and when the transaction is completed ("success fees"). The Company has evaluated its nonrefundable retainer fees, to ensure they relate to the transfer of goods or services, as a distinct performance obligation, in exchange for the retainer.

Significant judgment is required to determine whether performance obligations are satisfied at a point in time or over time; how to allocate transaction prices where multiple performance obligations are identified; when to recognize revenue based on appropriate measure of the Company's progress under the contract; whether revenue should be presented gross or net of certain costs; and whether constraints on variable consideration should be applied due to uncertain future events. In some circumstances, significant judgment is needed to determine the timing and measure of progress appropriate for revenue recognition under a specific contract. If a promised good or service is not distinct, the Company combines that good or service with other promised goods or services until it identifies a bundle of goods or services that is distinct. In some cases, this would result in the Company accounting for all the services promised in a contract as a single performance obligation and, if unfulfilled, amounts received from such contracts would be reflected as deferred revenues on the statement of financial condition. Retainers received from engagements in which performance obligations were not satisfied prior to the end of the year amounted to $55,010 and $60,750 at December 31, 2021 and 2020, respectively.

CASTLE PLACEMENT GROUP. LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue from Contracts with Customers (continued)

The Company recognizes certain retainer revenue from contracts with customers at the point in time in which deliverables are transferred to the Company's customers. The amount of retainer fees recognized upon the fulfillment of the aforementioned performance obligations without the completion of a transaction, or formal termination of the engagement. was approximately 5425.000 and 300.000 for the years ended December 31, 2021 and 2020, respectively, which is included in Investment banking revenue in the accompanying statement of operations.

Success fee revenue for advisory arrangements is generally recognized at the point in time that performance under the agreement is completed (the closing date of the transaction).

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are non-interest bearing, uncollateralized obligations receivable in accordance with the terms agreed upon with each customer. The Company regularly reviews its accounts receivables for any uncollectible amounts, The review for uncollectible amounts is based on an analysis of the Company s collection experience, customer credit worthiness, and current economic treads. Based on the Company's review, an allowance for cred losses of 35 d93 and357 968 was considered necessary at December 31. 2021 and 2020, respectively.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. The Company incurred approximately $180,000 and $12 000 in advertising and promotion expenses for the years ended December 31, 2021 and 2020, respectively.

Cash

The Company maintains its bank accounts in a high credit quality financial institution. The balance at limes may exceed federally insured limits.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the respective assets, which ranges from five to seven years.

Income Taxes

As a limited liability company, taxed as a partnership, the tax consequences of the Company's operations all pass through to the Members, As a result, no federal or state income taxes are included in the accompanying financial statements as they are the responsibility of the individual owners of the Company.

CASTLE PLACEMENT GROUP. LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company has adopted the provision of FAB ASC 740-10 Accounting for Uncertainty in Income Taxes. Under this provision, the Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity's status, including its status as a pass-through entity, and the decision not to file a return. The Company has evaluated each of its tax positions and has determined that no provision or liability for income taxes is necessary.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company operates from office space provided by the owners of the Company at no cost to the Company. Financial position and results of operations could differ from the amounts in the accompanying financial statements if these related party transactions did not exist.

NOTE 4 - CONCENTRATIONS

During 2021 and 2020, approximately 64% and 51%, respectively. of investment banking revenues were earned from three customers. Approximately 96% and 95% of net accounts receivable at December 31, 2021 and 2020, respectively, are due from two customers.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occurred after December 31, 2021 and 2020, through the date that the financial statements were issued.

NOTE 6 - CONTINGENCIES

The Company is subject to litigation in the normal course of business. The Company had no litigation in progress as of December 31, 2021, and 2020, as defendant.

NOTE 7 - ECONOMIC RISKS

In March 2020, the World Health Organization (WHO) declared COVID-19 a global pandemic. This pandemic event has resulted in significant business disruption and uncertainty in both global and U.S. markets. While management believes the Company is in an appropriate position to sustain potential

CASTLE PLACEMENT GROUP. LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 7 - ECONOMIC RISKS (CONTINUED)

short-term effects of these world-wide events, the direct and long-term impact to the Company and its financial statements is undetermined at this time.

NOTE 8 - PAYCHECK PROTECTION PROGRAM (PPP) LOAN

In May 2020, the Company received a loan of $74,900 pursuant to its application under the Small (Business Administration's Paycheck Protection Program established by the enabling legislation under the Coronavirus Aid, Relief and Economic Securities Act.

In May 2021, the entirety of the loan was forgiven and is included in other revenue within the accompanying statement of operations.

NOTE 9 - LEASES

During 2020, the Company leased office space under a month-to-month agreement. Rent expense for the year was approximately $21,476.

PART III—EXHIBITS

Item 16.Index to Exhibits

2(a)	Certificate of Formation
2(b)	Operating Agreement
4	Form of Subscription Agreement
6	Transfer Agency and Registrar Services Agreement with Colonial
8	Form of Escrow Agreement with Wilmington Trust
11(a)	Consent of Wallace A. Glausi, Attorney at Law (included in Exhibit 12)
11(b)	Consent of Rubio CPA, PC
12	Opinion of Counsel

*(Fully executed Agreement to be filed by Amendment or Supplement)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, duly authorized, in ___________ county, _________ on the ______ day of _________, 2022.

CASTLE PLACEMENT GROUP, LLC

By:
Name:	Richard Luftig
Title:	Manager of the Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date
Richard Luftig	Manager of the Manager	September 7, 2022